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                                                                       EXHIBIT 1

                       Dated the 31st day of December 1998


                               CHINA PACIFIC, INC.

                                  In favour of

                      TEAM PLUS ADVERTISING COMPANY LIMITED





                       ----------------------------------

                                DEED OF GUARANTEE

                       -----------------------------------


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THIS GUARANTEE    is made BY DEED on the thirty-first day of December
                  One thousand nine hundred and ninety-eight
BY:-

        CHINA PACIFIC, INC. whose registered office is situate at Room 1102, 11/F, Wing Shan Tower, 173 Des Voeux Road Central, Hong Kong
        ("the Guarantor");

IN FAVOUR OF:-
        TEAM PLUS ADVERTISING LIMITED whose registered office is situate at Unit 503A, Tower 2, Cheung Shan Wan Plaza, 833 Cheung Sha Wan Road, Hong
        Kong ("the Company").

WHEREAS:-
(1) By a Memorandum ("the Memorandum") dated December 31, 1998 between the Company and Layfayette Services Limited ("the Principal"), the Company agreed to accept payment of the shortfall of the disposal of a property situated at Room 3602, 36/F, Western Side, Conventional Plaza, 1
        Harbour Road, Wanchai, Hong Kong of a consideration of HK$13,500,000
        (as defined in the Memorandum) by the Principal to the Company by way of the Promissory Note (as defined in the Memorandum) ("the Promissory Note") in the form of a specimen at the Schedule thereto for the amount of HK$5,962,807.00 payable 3 years from the date of the Promissory Note with interest at the rate of 5% per annum on the conditions of, inter alia, the Guarantor's executing a guarantee in favour of the Company upon the terms and provisions as hereinafter provided.

NOW THIS DEED WITNESSETH as follows:-
1.      DEFINITIONS AND INTERPRETATION

1.01 Any reference in this Guarantee to "the Company" shall be construed where the context admits as to include its successors in title and/or assigns; and where appropriate as to include the subsequent holder for value of the Promissory Note. This Guarantee shall be enforceable notwithstanding any change in the constitution of the Company or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertakings by any other person.

1.02 Any reference in this Guarantee to "the Guarantor" or to "the Principal" shall be construed so as to include their respective executors administrators successors in title and assigns.


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1.03    The expression "this Guarantee" shall be construed as including and extending to any separate or independent stipulation or agreement herein contained. Save where the contrary is indicated, any reference in this Guarantee to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those provisions or that document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time.

1.04 Any reference in this Guarantee to a "Clause" shall, subject to any contrary indication be construed as a reference to a clause of this Guarantee.

1.05 Words importing the plural shall include the singular and vice versa, and words importing the masculine, feminine or neuter shall include the others of them and reference to a "person" shall be construed as a reference to any person, firm, company, corporation, government, or any associations or partnership (whether or not having separate legal personality).

1.06 Clause and paragraph headings are for ease of reference only and not to affect the construction hereof.

2.      GUARANTEE

2.01 In consideration of the Company's agreeing at the request of the Guarantor to accept the payment of the Service Fee by the Principal by way of the Promissory Note made by the Principal, the Guarantor hereby irrevocably and unconditionally guarantees the validity of the Promissory Note and the prompt and complete performance of the Promissory Note by the Principal according to the terms thereof and should the Principal make any default or failure in this respect to make to the Company on demand all the payments specified in the Promissory
        Note in accordance with the terms thereof but as though the Guarantor were itself the maker thereof.


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2.02    As a separate and distinct undertaking and for the consideration aforesaid, the Guarantor hereby further undertakes and covenants with the Company to indemnify the Company from and against all loss, damage, legal and other costs, charges, expenses and liabilities which may be suffered or incurred by the Company as a result of holding the Promissory Note and/or in relation to this Guarantee on a full indemnity basis.

2.03 Payments by the Guarantor shall be made to the Company without any set-off, counterclaim, withholding or condition of any kind except that, if the Guarantor is compelled by law to make such withholding, the sum payable by the Guarantor shall be increased so that the amount actually received by the Company is the amount it would have received if there had been no withholding.

2.04 A certificate of default on the part of the Principal signed by any duly authorised person of the Company shall be conclusive evidence against the Guarantor.

2.05 A certificate of balance signed by any duly authorised person of the Company shall (except in the case of manifest error) be conclusive evidence against the Guarantor of the amount of the owing at any time

2.06 The Company shall be entitled to retain this Guarantee for such period as the Company may consider to be appropriate in order to protect the interests of the Company under this Guarantee.

2.07 This Guarantee shall apply to the ultimate balance owing by the Principal to the Company and, until all moneys, obligations and liabilities mentioned in Clause 2.01 and Clause 2.02 hereof have been paid, discharged and satisfied in full (which expression shall not embrace payment of a dividend in liquidation or bankruptcy of less than one hundred per centum (100%)), the Guarantor waives all rights of subrogation and agrees not to demand or accept repayment in whole or in part of any loans or advances then or thereafter due to the Guarantor from the Principal or to demand or accept any security in respect thereof or to assign the same or charge the same as security or to take any step to enforce any right against the Principal or to claim any set-off or counter-claim against the Principal or to claim or prove in competition with the Company or have the benefit of any share in any payment or composition from the Principal or any other person or in any other guarantee or security now or hereafter held by the Company.


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3.      CONTINUING AND ADDITIONAL SECURITY

3.01 The Guarantor acknowledges and agrees that this Guarantee is and at all times a continuing security and shall cover and secure the ultimate balance from time to time owing to the Company by the Principal on each separate account or in any manner whatsoever notwithstanding the bankruptcy, liquidation, incapacity or any change in the constitution of the Principal or the Guarantor or any settlement of account or other matter whatsoever. This Guarantee is in addition to, shall not be affected by and may be enforced despite the existence of, and without demand, notice, legal process or any other action under, any other guarantee, lien, bill, note, mortgage, or other security now or hereafter held by or available to the Company.

3.02 Should any purported obligation of the Principal which if valid or enforceable would be the subject of this Guarantee, be or become wholly or in part invalid or unenforceable against the Principal by reason of any defect in or insufficiency or want of powers of the Principal or irregular or improper purported exercise thereof or breach or want of authority by any person purporting to act on behalf of the Principal or because the Company's rights have become barred by reason of any legal limitation, disability, incapacity or any other fact or circumstance whether or not already known to the Company or if for any other reason whatsoever the Principal is not or ceases to be legally liable to discharge any money, obligation or liability undertaken or purported to be undertaken on its behalf the Guarantor shall nevertheless be liable to the Company (notwithstanding the avoidance or invalidity of any assurance, security or payment or any ground whatsoever including (without limitation) avoidance under any enactment relating to liquidation) in respect of that purported obligation or liability as if the same were wholly valid and enforceable and the Guarantor was the principal debtor in respect thereof. The Company is not to be concerned to see or enquire into the powers of the Principal or its officers, employees or agents purporting to act on its behalf. The Guarantor hereby agrees to keep the Company fully indemnified against all damages, loss, costs and expenses arising from any failure of the Principal to carry out any such purported obligation.

3.03 The Guarantor agrees that the Company may from time to time without discharging or in any way affecting the liability of the Guarantor hereunder and without the assent or knowledge of the Guarantor grant to the


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        Principal or to any other person any time or indulgence or renew any bills, promissory notes or other negotiable or nonnegotiable instruments or securities, give up, deal with, exchange, vary, realize, release or abstain from perfecting or enforcing any guarantees, liens, bills, notes, mortgages, securities or other rights which the Company may now or hereafter have from or against the Principal or any other person whether hereunder or otherwise or renew, determine, vary or increase any credit or facilities to or the terms or conditions in respect of any transaction with the Principal as to the application of any advance made or to be made to the Principal or compound with, discharge, release or vary the liability of the Principal or any other person or concur in accepting or varying any compromise, arrangement or settlement or omit to claim or enforce payment of any dividend or composition when and in such manner as the Company may think expedient and no such act or omission on the part of the Company shall in any way discharge or diminish the validity of this Guarantee or affect the liability of the Guarantor hereunder. The Company may enforce this Guarantee notwithstanding that they may hold any other guarantee, lien or security or have any outstanding remedy against the Principal or any other person.

3.04 The Guarantor hereby expressly waives presentment and demand for payment notice of non-payment and protest and any other notice or notices that might otherwise be required in connection with the Promissory Note.

4.      PRIMARY OBLIGATION

4.01 The obligations and liabilities expressed to be undertaken by the Guarantor under this Guarantee are those of primary obligor and not merely as a surety.

4.02 The Company shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee:

        (a) to take action or obtain judgment in any court against any of the Principal and any other person;

        (b) to make or file any CLAIM in a bankruptcy, liquidation, administration or insolvency of any of the Principal and any other person; or


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        (c)    to make demand, enforce or seek to enforce any claim, right or remedy against any of the Principal and any other person.


5.      NO SECURITY

5.01 The Guarantor warrants to the Company that it has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together "Rights") from or against any of the Principal and any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

5.02 The Guarantor covenants with the Company that if default is made in observing the provisions of clause 5.01, and any Rights is taken, exercised or received by the Guarantor, the Guarantor declares that such rights and all monies at any time received or held in respect of such Rights shall be held by the Guarantor in trust for the Company for application in or towards the discharge of the liabilities of the Guarantor to the Company under this Guarantee.

5.03 The Guarantor agrees that all other Rights and all monies from time to time held in trust by the Guarantor for the Company under or pursuant to Clause 5.02 shall be transferred, assigned or, as the case may be, paid to the Company forthwith.

6.      SUSPENSE ACCOUNT

6.01 The Company may place to the credit of a suspense account any monies received under or in connection with this Guarantee in order to preserve the rights of the Company to prove for the full amount of all of its claims against any of the Principal and any other person.



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6.02    The Company may, at any time, apply any of the monies referred to in
        Clause 6.01 in or towards satisfaction of any of the monies, obligations and liabilities the subject of this Guarantee as the Company, in its absolute discretion, may from time to time conclusively determine.

7.      NEW ACCOUNTS

7.01 If this Guarantee ceases to be continuing for any reason whatsoever, then the Company may open a new account or accounts in the name of the Principal.

7.02 If the Company does not open a new account or accounts pursuant to Clause 7.01, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceases to be continuing (whether by determination, calling in, demand or otherwise) in relation to the Principal.

7.03 As from that time, all payments made to the Company by or on behalf of the Principal shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments into or out of any such accounts.

8.      SET-OFF

8.01 The Company may, without notice to the Guarantor, apply any credit balance to which the Guarantor is entitled on any account with the Company in or towards satisfaction of any sum then due and payable from the Guarantor under this Guarantee.


9.      LIEN

9.01 The Company shall be authorised to exercise a lien over all property of the Guarantor coming into the possession or control of the Company, for custody or any other reason in the ordinary course of business, with power for the Company to sell such property to satisfy any sum then due and payable from the Guarantor under this Guarantee.


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10.     DISCHARGE TO BE CONDITIONAL

10.01 Any release, discharge or settlement between the Guarantor and the Company in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to the Company by any of the Guarantor, the Principal and any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, the protection of creditors or insolvency or for any other person.

10.02 If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, the Company shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

11.     COSTS AND EXPENSES, INDEMNITY

11.01 The Guarantor covenants with the Company, on demand, to pay all costs and expenses incurred in connection with the preparation of this Guarantee and by the Company in the exercise or purported exercise of any powers, rights or remedies conferred by this Guarantee, or which the Company shall incur in or about the preservation or attempted preservation of this security.

11.02 The Guarantor covenants to indemnify the Company against all losses, actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise now or hereafter incurred by it or him or by any manager, agent, officer or employee for whose liability act or omission it or he may be answerable for anything done or omitted in the exercise or purported exercise or non-exercise of the powers contained in this Guarantee or occasioned by any breach by the Guarantor of any of its covenants or other obligations to the Company. The Guarantor shall so indemnify the Company on written demand.


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12.     WARRANTIES

12.01 The Guarantor hereby warrants represents and undertakes to the Company (such warranties representations and undertakings to continue so long as this Guarantee remains subsisting) that :

(a) it is duly incorporated and has full power to carry on its business as now being conducted and to own its property and other assets and to enter into and perform and will perform its obligations under this Guarantee and all necessary corporate shareholder and other action to enable it to execute deliver and perform the same has been taken and it has obtained and will maintain in full force and effect all necessary consents licenses and authorities and no limitation on its powers to borrow or give guarantees will be exceeded as a result of this Guarantee;

(b) this Guarantee has been validly created and constitutes a valid and legally binding obligation on the Guarantor enforceable in accordance with its terms;

(c) the creation of this Guarantee and the performance and observance of the obligations hereunder does not and will not (i) contravene any existing applicable law statute rule or regulation or any judgment decree or permit to which it is subject, (ii) conflict with or result in any breach of any of the terms of or constitute a default under any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its Memorandum and Articles of Association or (iv) result in the creation or imposition of or oblige it to create any charge or other encumbrance on any of its assets right or revenues.

13.     NO WAIVER AND REMEDIES CUMULATIVE

13.01 No failure to exercise, nor delay in exercising, on the part of the Company, any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise or waiver by the Company of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy. The rights and remedies provided in this Guarantee are cumulative and are not exclusive of any rights or remedies provided by law.


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14.     NOTICES

14.01 Any demand or notice under this Guarantee shall be in writing signed by authorized person of the Company and (without prejudice to any other effective means of serving it) may be served on the Guarantor personally or by post to the Guarantor at the above address or the last known address of the Guarantor. Any such demand or notice delivered personally shall be deemed to have been received immediately upon delivery. Any such demand or notice sent by post shall be deemed to have been received on the second day following the day on which it was posted.

15.     SEVERABILITY

15.01 Any provision of this Guarantee prohibited by or declared or adjudged unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Guarantee and rendered ineffective so far as is possible without modifying the remaining provisions of this Guarantee. Where, however, the provisions of any such applicable law may be waived they are waived by the Guarantor to the fullest extent permitted by such law.

16.     EVENT OF DEFAULT

        Each of the following events and occurrences shall constitute an Event of Default under this Guarantee:

16.01 The Principal fails to make payment when due and payable of any amount which it is obligated to pay under this Guarantee, the Memorandum or any of the Notes or the Guarantor fails to make payment when due and payable of any amount which it is obligated to pay under the Guarantee.

16.02 Any representation or warranty made by the Principal contained herein or by the Guarantor contained in the Guarantee, or in any notice or other certificate, document, opinion or other statement delivered pursuant hereto or thereto, is shown to have been incorrect or misleading as of its date in any material respect.

16.03 The Principal fails to perform or violates any other provision of this Guarantee ( other than the provisions of this Section 16) or the Guarantor fails to perform or violates any provision of the Guarantee ( other than a failure to perform or violation referred to elsewhere in this Section 16) and such default or violation is not


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        remediable or, if remediable, continues unremedied for a period of thirty days after notice from the Agent acting on the instructions from the Company to the Principal or the Guarantor, as applicable, with respect thereto.

16.04 Any governmental registration, consent, license, authorization or approval granted or required in connection with this Guarantee, the Memorandum, the Notes or the Guarantee or any other document, the execution and delivery of which is contemplated herein, expires or is terminated, revoked, modified or restricted in any way unacceptable to the Agent or the Company including without limitation failure to obtain or renew the necessary foreign exchange approval or validation of the Guarantee by the Guarantor's designated class A foreign exchange bank thirty (30) Banking Days prior to the expiry date of the then current approval or validation.

16.05 The Principal or the Guarantor fails to pay any money due under any other agreement ( whether or not written ) or document evidencing, securing, guaranteeing or otherwise relating to Indebtedness of the Principal or the Guarantor or there occurs any other default on the part of the Principal or the Guarantor or other event that, with the giving of notice or the passing of time, or both, would constitute a default or an event of default under any such agreement or document and the effect of which is to accelerate or to permit the acceleration of the maturity of such Indebtedness.

16.06 Any arbitration award, judgement or decree for money damages or for a fine or penalty, which in the reasonable opinion of the Company would have a material adverse effect on the Principal's or the Guarantor's financial condition or operations or impair their ability to pay under this Guarantee, the Memorandum , the Notes or the Guarantee, as applicable, is entered against the Principal or the Guarantor and is not paid and discharged or stayed within thirty days.

16.07 Any change occurs in the ownership or control of the principal or the Guarantor which in the opinion of the Company constitutes a material adverse change affecting the financial condition or operations of the Principal or the Guarantor.


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16.08   The Principal or the Guarantor becomes insolvent or unable to pay its debts when due or commits or permits any act of bankruptcy, which term shall include (I) the filing of a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect,(ii) the failure by the Principal or the Guarantor to have any such petition filed by another party discharged within thirty days,(iii) the application for or consent to the appointment of a receiver or trustee for the bankruptcy, reorganization, winding-up or liquidation of the Principal or the Guarantor, (iv) the making by the Principal or the Guarantor of an assignment for the benefit of its creditors,(v) the admission in writing by the Principal or the Guarantor of its inability to pay its debts, or ( vi) the entry of any court order or judgement confirming the bankruptcy or insolvency of the Principal or the Guarantor or approving any reorganization, winding-up or liquidation of the Principal or the Guarantor or of a substantial portion of their respective assets.

16.09 It becomes unlawful for the Principal to perform any obligation hereunder or under the Memorandum or the Notes or for the Guarantor to perform any obligation under the Guarantee.

16.10 The Guarantor attempts to repudiate, rescind, limit, or annul the Guarantee, or any legislation or regulation is proposed, enacted or promulgated the effect of which would be to repudiate , rescind, limit or annul the Guarantee.

16.11 Any competent governmental authority takes (I) any action to condemn, seize, requisition or otherwise appropriate any substantial portion of the assets of the Principal or the Guarantor ( either with or without payment of compensation), (ii) any action to dissolve, liquidate or terminate the existence of the Principal or the Guarantor or to devest the Principal or the Guarantor of any material portion of its assets; or
        (iii) any action which , in the portion of the Company, adversely affects the Principal's or the Guarantor's ability to pay its indebtedness hereunder, under the Memorandum, the Notes or the Guarantee.


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16.12   The Principal or the Guarantor shall suspend or discontinue its business operations or a major portion thereof, whether voluntarily or involuntarily, for a period of thirty days.

16.13 Any circumstances occur which in the opinion of the Company give reasonable grounds for belief that the Principal or the Guarantor may not ( or may not be able to ) perform its obligations hereunder, under the Memorandum, the Notes or the Guarantee.

17.     CONSEQUENCE OF DEFAULT
        In an Event of Default shall occur and be continuing, the Agent, upon notice from the Company so directing the Agent, shall:

17.01 by written notice to the Principal declare the Loan together with accrued interest and any other sums payable hereunder to be immediately due and payable, and the Loan, together with accrued interest and any other sum payable hereunder, shall thereupon become due and payable without presentation, demand, protest or notice of any kind, other than the notice specifically required by this Section 17, all of which are expressly waived by the Principal; and/or

17.02 by written notice to the Principal declare any undrawn portion of the Commitments cancelled, such cancellation to be effective upon the giving of such notice; provided, however, that upon the occurrence of any Event of Default described in Section 16.08 hereof, all sums owing by the Principal hereunder automatically and immediately shall become due and payable, without any declaration, presentment, demand, protest, notice of any kind or any other action by the Agent or any Company hereunder , all of which are expressly waived by the Principal. The Principal shall also pay to Company such additional amounts as may be necessary to compensate such Company for any costs or losses resulting from such Event of Default. No waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default except to the extent provided in such waiver.


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18.     GOVERNING LAW AND JURISDICTION

18.01 This Guarantee is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Courts.

        IN WITNESS whereof this Guarantee has been duly executed as a deed by the Guarantor the date first above written.

        SEALED with the COMMON SEAL of          )
        CHINA PACIFIC , INC.                    )
                                                       )
        and signed by                                  )
        Thomas Tong                                    )
        its director(s) in the presence of :-   )



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                                 PROMISSORY NOTE


Date: December 31, 1998


PRINCIPAL SUM: HONG KONG DOLLARS  FIVE  MILLION  NINE HUNDRED  SIXTY TWO
               THOUSAND AND EIGHT HUNDRED AND SEVEN ONLY ( HK$5,962,807.00) ('the Principal Sum')

IN FAVOUR OF:  TEAM PLUS ADVERTISING COMPANY LIMITED (`the Company')


        For value received , we China Pacific , Inc. whose correspondence office is situate at Room 1102, 11/F, Wing Shan Tower , 173 Des Vouex Road Central , Hong Kong hereby unconditionally and irrevocably covenant and promise to pay at our correspondence address in Hong Kong three years from the date of this Promissory Note to the Company or order the Principal Sum together with interest calculated at the rate of 5% per annum on the Principal Sum. This promissory Note shall be governed by and construed in accordance with the laws of Hong Kong.


        EXECUTED as a Deed by China Pacific , Inc. on the first above appearing
 .


SEALED with the Common Seal         )
                                                          )
Of China Pacific, Inc.                       )
                                                          )
And signed by                                      )
Thomas Tong                                        )
                                                          )
its director(s)                                    )
in the presence of :-                              )



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                       Dated the 31st day of December 1998




                               CHINA PACIFIC, INC.



                                  In favour of



                      TEAM PLUS ADVERTISING COMPANY LIMITED





                       ----------------------------------

                                DEED OF GUARANTEE

                       -----------------------------------



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

THIS GUARANTEE        is made BY DEED on the thirty-first day of December
                      One thousand nine hundred and ninety-eight
BY :-

        CHINA PACIFIC, INC. whose registered office is situate at Room 1102, 11/F, Wing Shan Tower, 173 Des Voeux Road Central, Hong Kong
        ("the Guarantor");

IN FAVOUR OF :-

        TEAM PLUS ADVERTISING LIMITED whose registered office is situate at Unit 503A, Tower 2, Cheung Shan Wan Plaza, 833 Cheung Sha Wan Road, Hong Kong("the Company").

WHEREAS :-

(1) By a Memorandum ("the Memorandum") dated December 31, 1998 between the Company and China Pacific Capital Limited ("the Principal"), the Company agreed to accept payment of the shortfall of the disposal of a property situated at Room 3902, 39/F, Western Side , Conventional Plaza , 1 Harbour Road , Wanchai, Hong Kong of a consideration of HK$14,000,000 (as defined in the Memorandum) by the Principal to the Company by way of the Promissory Note (as defined in the Memorandum) ("the Promissory Note") in the form of a specimen at the Schedule thereto for the amount of HK$6,304,350.00 payable 3 years from the date of the Promissory Note with interest at the rate of 5% per annum on the conditions of, inter alia, the Guarantor's executing a guarantee in favour of the Company upon the terms and provisions as hereinafter provided.

NOW THIS DEED WITNESSETH as follows :-

2.      DEFINITIONS AND INTERPRETATION

1.01 Any reference in this Guarantee to "the Company" shall be construed where the context admits as to include its successors in title and/or assigns; and where appropriate as to include the subsequent holder for value of the Promissory Note. This Guarantee shall be enforceable notwithstanding any change in the constitution of the Company or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertakings by any other person.

1.02 Any reference in this Guarantee to "the Guarantor" or to "the Principal" shall be construed so as to include their respective executors administrators successors in title and assigns.

1.03 The expression "this Guarantee" shall be construed as including and extending to any separate or independent stipulation or agreement herein contained. Save where the contrary is indicated, any reference in this Guarantee to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those provisions or that document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time.

1.04 Any reference in this Guarantee to a "Clause" shall, subject to any contrary indication be construed as a reference to a clause of this Guarantee.

1.05 Words importing the plural shall include the singular and vice versa, and words importing the masculine, feminine or neuter shall include the others of them and reference to a "person" shall be construed as a reference to any person, firm, company, corporation, government, or any associations or partnership (whether or not having separate legal personality).

1.07 Clause and paragraph headings are for ease of reference only and not to affect the construction hereof.

2.      GUARANTEE

2.01 In consideration of the Company's agreeing at the request of the Guarantor to accept the payment of the Service Fee by the Principal by way of the Promissory Note made by the Principal, the Guarantor hereby irrevocably and unconditionally guarantees the validity of the Promissory Note and the prompt and complete performance of the Promissory Note by the Principal according to the terms thereof and should the Principal make any default or failure in this respect to make to the Company on demand all the payments specified in the Promissory
        Note in accordance with the terms thereof but as though the Guarantor were itself the maker thereof.

2.02 As a separate and distinct undertaking and for the consideration aforesaid, the Guarantor hereby further undertakes and covenants with the Company to indemnify the Company from and against all loss, damage, legal and other costs, charges, expenses and liabilities which may be suffered or incurred by the Company as a result of holding the Promissory Note and/or in relation to this Guarantee on a full indemnity basis.

2.03 Payments by the Guarantor shall be made to the Company without any set-off, counterclaim, withholding or condition of any kind except that, if the Guarantor is compelled by law to make such withholding, the sum payable by the Guarantor shall be increased so that the amount actually received by the Company is the amount it would have received if there had been no withholding.

2.04 A certificate of default on the part of the Principal signed by any duly authorized person of the Company shall be conclusive evidence against the Guarantor.

2.05 A certificate of balance signed by any duly authorized person of the Company shall (except in the case of manifest error) be conclusive evidence against the Guarantor of the amount of the owing at any time.

2.06 The Company shall be entitled to retain this Guarantee for such period as the Company may consider to be appropriate in order to protect the interests of the Company under this Guarantee.

2.07 This Guarantee shall apply to the ultimate balance owing by the Principal to the Company and, until all moneys, obligations and liabilities mentioned in Clause 2.01 and Clause 2.02 hereof have been paid, discharged and satisfied in full (which expression shall not embrace payment of a dividend in liquidation or bankruptcy of less than one hundred per centum (100%)), the Guarantor waives all rights of subrogation and agrees not to demand or accept repayment in whole or in part of any loans or advances then or thereafter due to the Guarantor from the Principal or to demand or accept any security in respect thereof or to assign the same or charge the same as security or to take any step to enforce any right against the

        Principal or to claim any set-off or counter-claim against the Principal or to claim or prove in competition with the Company or have the benefit of any share in any payment or composition from the Principal or any other person or in any other guarantee or security now or hereafter held by the Company.

3.      CONTINUING AND ADDITIONAL SECURITY

3.02 The Guarantor acknowledges and agrees that this Guarantee is and at all times a continuing security and shall cover and secure the ultimate balance from time to time owing to the Company by the Principal on each separate account or in any manner whatsoever notwithstanding the bankruptcy, liquidation, incapacity or any change in the constitution of the Principal or the Guarantor or any settlement of account or other matter whatsoever. This Guarantee is in addition to, shall not be affected by and may be enforced despite the existence of, and without demand, notice, legal process or any other action under, any other guarantee, lien, bill, note, mortgage, or other security now or hereafter held by or available to the Company.

3.02 Should any purported obligation of the Principal which if valid or enforceable would be the subject of this Guarantee, be or become wholly or in part invalid or unenforceable against the Principal by reason of any defect in or insufficiency or want of powers of the Principal or irregular or improper purported exercise thereof or breach or want of authority by any person purporting to act on behalf of the Principal or because the Company's rights have become barred by reason of any legal limitation, disability, incapacity or any other fact or circumstance whether or not already known to the Company or if for any other reason whatsoever the Principal is not or ceases to be legally liable to discharge any money, obligation or liability undertaken or purported to be undertaken on its behalf the Guarantor shall nevertheless be liable to the Company (notwithstanding the avoidance or invalidity of any assurance, security or payment or any ground whatsoever including (without limitation) avoidance under any enactment relating to liquidation) in respect of that purported obligation or liability as if the same were wholly valid and enforceable and the Guarantor was the principal debtor in respect thereof. The Company is not to be concerned to see or enquire into the powers of the Principal or its officers, employees or agents purporting to act on its behalf. The Guarantor hereby agrees to keep the Company fully indemnified against all damages, loss, costs and expenses arising from any failure of the Principal to carry out any such purported obligation.

3.03 The Guarantor agrees that the Company may from time to time without discharging or in any way affecting the liability of the Guarantor hereunder and without the assent or knowledge of the Guarantor grant to the Principal or to any other person any time or indulgence or renew any bills, promissory notes or other negotiable or nonnegotiable instruments or securities, give up, deal with, exchange, vary, realise, release or abstain from perfecting or enforcing any guarantees, liens, bills, notes, mortgages, securities or other rights which the Company may now or hereafter have from or against the Principal or any other person whether hereunder or otherwise or renew, determine, vary or increase any credit or facilities to or the terms or conditions in respect of any transaction with the Principal as to the application of any advance made or to be made to the Principal or compound with, discharge, release or vary the liability of the Principal or any other person or concur in accepting or varying any compromise, arrangement or settlement or omit to claim or enforce payment of any dividend or composition when and in such manner as the Company may think expedient and no such act or omission on the part of the Company shall in any way discharge or diminish the validity of this Guarantee or affect the liability of the Guarantor hereunder. The Company may enforce this Guarantee notwithstanding that they may hold any other guarantee, lien or security or have any outstanding remedy against the Principal or any other person.

3.04 The Guarantor hereby expressly waives presentment and demand for payment notice of non-payment and protest and any other notice or notices that might otherwise be required in connection with the Promissory Note.

4.      PRIMARY OBLIGATION

4.01 The obligations and liabilities expressed to be undertaken by the Guarantor under this Guarantee are those of primary obligor and not merely as a surety.

4.02 The Company shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee:

        (a) to take action or obtain judgment in any court against any of the Principal and any other person;

        (b) to make or file any claim in a bankruptcy, liquidation, administration or insolvency of any of the Principal and any other person; or

        (c) to make demand, enforce or seek to enforce any claim, right or remedy against any of the Principal and any other person.

5.      NO SECURITY

5.01 The Guarantor warrants to the Company that it has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together "Rights") from or against any of the Principal and any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

5.02 The Guarantor covenants with the Company that if default is made in observing the provisions of clause 5.01, and any Rights is taken, exercised or received by the Guarantor, the Guarantor declares that such rights and all monies at any time received or held in respect of such Rights shall be held by the Guarantor in trust for the Company for application in or towards the discharge of the liabilities of the Guarantor to the Company under this Guarantee.

5.03 The Guarantor agrees that all other Rights and all monies from time to time held in trust by the Guarantor for the Company under or pursuant to Clause 5.02 shall be transferred, assigned or, as the case may be, paid to the Company forthwith.

6.      SUSPENSE ACCOUNT

6.01 The Company may place to the credit of a suspense account any monies received under or in connection with this Guarantee in order to preserve the rights of the Company to prove for the full amount of all of its claims against any of the Principal and any other person.

6.02 The Company may, at any time, apply any of the monies referred to in Clause 6.01 in or towards satisfaction of any of the monies, obligations and liabilities the subject of this Guarantee as the Company, in its absolute discretion, may from time to time conclusively determine.

7.      NEW ACCOUNTS

7.01 If this Guarantee ceases to be continuing for any reason whatsoever, then the Company may open a new account or accounts in the name of the Principal.

7.02 If the Company does not open a new account or accounts pursuant to Clause 7.01, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceases to be continuing (whether by determination, calling in, demand or otherwise) in relation to the Principal.

7.03 As from that time, all payments made to the Company by or on behalf of the Principal shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments into or out of any such accounts.

8.      SET-OFF

8.01 The Company may, without notice to the Guarantor, apply any credit balance to which the Guarantor is entitled on any account with the Company in or towards satisfaction of any sum then due and payable from the Guarantor under this Guarantee.

9.      LIEN

9.01 The Company shall be authorised to exercise a lien over all property of the Guarantor coming into the possession or control of the Company, for custody or any other reason in the ordinary course of business, with power for the Company to sell such property to satisfy any sum then due and payable from the Guarantor under this Guarantee.

10.     DISCHARGE TO BE CONDITIONAL

10.01 Any release, discharge or settlement between the Guarantor and the Company in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to the Company by any of the Guarantor, the Principal and any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, the protection of creditors or insolvency or for any other person.

10.02 If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, the Company shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

11.     COSTS AND EXPENSES, INDEMNITY

11.03 The Guarantor covenants with the Company, on demand, to pay all costs and expenses incurred in connection with the preparation of this Guarantee and by the Company in the exercise or purported exercise of any powers, rights or remedies conferred by this Guarantee, or which the Company shall incur in or about the preservation or attempted preservation of this security.

11.04 The Guarantor covenants to indemnify the Company against all losses, actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise now or hereafter incurred by it or him or by any manager, agent, officer or employee for whose liability act or omission it or he may be answerable for anything done or omitted in the exercise or purported exercise or non-exercise of the powers contained in this Guarantee or occasioned by any breach by the Guarantor of any of its covenants or other obligations to the Company. The Guarantor shall so indemnify the Company on written demand.

12.     WARRANTIES

12.01 The Guarantor hereby warrants represents and undertakes to the Company (such warranties representations and undertakings to continue so long as this Guarantee remains subsisting) that :

(a) it is duly incorporated and has full power to carry on its business as now being conducted and to own its property and other assets and to enter into and perform and will perform its obligations under this Guarantee and all necessary corporate shareholder and other action to enable it to execute deliver and perform the same has been taken and it has obtained and will maintain in full force and effect all necessary consents licences and authorities and no limitation on its powers to borrow or give guarantees will be exceeded as a result of this Guarantee;

(b) this Guarantee has been validly created and constitutes a valid and legally binding obligation on the Guarantor enforceable in accordance with its terms;

(c) the creation of this Guarantee and the performance and observance of the obligations hereunder does not and will not (i) contravene any existing applicable law statute rule or regulation or any judgment decree or permit to which it is subject, (ii) conflict with or result in any breach of any of the terms of or constitute a default under any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its Memorandum and Articles of Association or (iv) result in the creation or imposition of or oblige it to create any charge or other encumbrance on any of its assets right or revenues.

13.     NO WAIVER AND REMEDIES CUMULATIVE

13.01 No failure to exercise, nor delay in exercising, on the part of the Company, any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise or waiver by the Company of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy. The rights and remedies provided in this Guarantee are cumulative and are not exclusive of any rights or remedies provided by law.

14.     NOTICES

14.01 Any demand or notice under this Guarantee shall be in writing signed by authorized person of the Company and (without prejudice to any other effective means of serving it) may be served on the Guarantor personally or by post to the Guarantor at the above address or the last known address of the Guarantor. Any such demand or notice delivered personally shall be deemed to have been received immediately upon delivery. Any such demand or notice sent by post shall be deemed to have been received on the second day following the day on which it was posted.

15.     SEVERABILITY

15.02 Any provision of this Guarantee prohibited by or declared or adjudged unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Guarantee and rendered ineffective so far as is possible without modifying the remaining provisions of this Guarantee. Where, however, the provisions of any such applicable law may be waived they are waived by the Guarantor to the fullest extent permitted by such law.

16.      Event of Default

        Each of the following events and occurrences shall constitute an Event of Default under this Guarantee:

16.14 The Principal fails to make payment when due and payable of any amount which it is obligated to pay under this Guarantee, the Memorandum or any of the Notes or the Guarantor fails to make payment when due and payable of any amount which it is obligated to pay under the Guarantee.

16.15 Any representation or warranty made by the Principal contained herein or by the Guarantor contained in the Guarantee, or in any notice or other certificate, document, opinion or other statement delivered pursuant hereto or thereto, is shown to have been incorrect or misleading as of its date in any material respect.

16.16 The Principal fails to perform or violates any other provision of this Guarantee ( other than the provisions of this Section 16) or the Guarantor fails to perform or violates any provision of the Guarantee ( other than a failure to perform or violation referred to elsewhere in this Section 16) and such default or violation is not remediable or, if remediable, continues unremedied for a period of thirty days after notice from the Agent acting on the instructions from the Company to the Principal or the Guarantor, as applicable, with respect thereto.

16.17 Any governmental registration, consent, license, authorization or approval granted or required in connection with this Guarantee, the Memorandum, the Notes or the Guarantee or any other document, the execution and delivery of which is contemplated herein, expires or is terminated, revoked, modified or restricted in any way unacceptable to the Agent or the Company including without limitation failure to obtain or renew the necessary foreign exchange approval or validation of the Guarantee by the Guarantor's designated class A foreign exchange bank thirty (30) Banking Days prior to the expiry date of the then current approval or validation.

16.18 The Principal or the Guarantor fails to pay any money due under any other agreement ( whether or not written ) or document evidencing, securing, guaranteeing or otherwise relating to Indebtedness of the Principal or the Guarantor or there occurs any other default on the part of the Principal or the Guarantor or other event that, with the giving of notice or the passing of time, or both, would constitute a default or an event of default under any such agreement or document and the effect of which is to accelerate or to permit the acceleration of the maturity of such Indebtedness.

16.19 Any arbitration award, judgement or decree for money damages or for a fine or penalty, which in the reasonable opinion of the Company would have a material adverse effect on the Principal's or the Guarantor's financial condition or operations or impair their ability to pay under this Guarantee, the Memorandum, the Notes or the Guarantee, as applicable, is entered against the Principal or the Guarantor and is not paid and discharged or stayed within thirty days.

16.20 Any change occurs in the ownership or control of the principal or the Guarantor which in the opinion of the Company constitutes a material adverse change affecting the financial condition or operations of the Principal or the Guarantor.

16.21 The Principal or the Guarantor becomes insolvent or unable to pay its debts when due or commits or permits any act of bankruptcy, which term shall include (I) the filing of a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect,(ii) the failure by the Principal or the Guarantor to have any such petition filed by another party discharged within thirty days,(iii) the application for or consent to the appointment of a receiver or trustee for the bankruptcy, reorganization, winding-up or liquidation of the Principal or the Guarantor, (iv) the making by the Principal or the Guarantor of an assignment for the benefit of its creditors,(v) the admission in writing by the Principal or the Guarantor of its inability to pay its debts, or ( vi) the entry of any court order or judgement confirming the bankruptcy or insolvency of the Principal or the Guarantor or approving any reorganization, winding-up or liquidation of the Principal or the Guarantor or of a substantial portion of their respective assets.

16.22 It becomes unlawful for the Principal to perform any obligation hereunder or under the Memorandum or the Notes or for the Guarantor to perform any obligation under the Guarantee.

16.23 The Guarantor attempts to repudiate, rescind, limit, or annul the Guarantee, or any legislation or regulation is proposed, enacted or promulgated the effect of which would be to repudiate, rescind, limit or annul the Guarantee.

16.24 Any competent governmental authority takes (I) any action to condemn, seize, requisition or otherwise appropriate any substantial portion of the assets of the Principal or the Guarantor (either with or without payment of compensation), (ii) any action to dissolve, liquidate or terminate the existence of the Principal or the Guarantor or to devest the Principal or the Guarantor of any material portion of its assets; or
        (iii) any action which, in the portion of the Company, adversely affects the Principal's or the Guarantor's ability to pay its indebtedness hereunder, under the Memorandum, the Notes or the Guarantee.

16.25 The Principal or the Guarantor shall suspend or discontinue its business operations or a major portion thereof, whether voluntarily or involuntarily, for a period of thirty days.

16.26 Any circumstances occur which in the opinion of the Company give reasonable grounds for belief that the Principal or the Guarantor may not (or may not be able to) perform its obligations hereunder, under the Memorandum , the Notes or the Guarantee.

17.     CONSEQUENCE OF DEFAULT

        In an Event of Default shall occur and be continuing, the Agent, upon notice from the Company so directing the Agent, shall:

17.03 by written notice to the Principal declare the Loan together with accrued interest and any other sums payable hereunder to be immediately due and payable, and the Loan, together with accrued interest and any other sum payable hereunder, shall thereupon become due and payable without presentation, demand, protest or notice of any kind, other than the notice specifically required by this Section 17, all of which are expressly waived by the Principal; and/or

17.04 by written notice to the Principal declare any undrawn portion of the Commitments cancelled, such cancellation to be effective upon the giving of such notice; provided, however, that upon the occurrence of any Event of Default described in Section 16.08 hereof, all sums owing by the Principal hereunder automatically and immediately shall become due and payable, without any declaration, presentment, demand, protest, notice of any kind or any other action by the Agent or any Company hereunder, all of which are expressly waived by the Principal.

        The Principal shall also pay to Company such additional amounts as may be necessary to compensate such Company for any costs or losses resulting from such Event of Default. No waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default except to the extent provided in such waiver.

18.     GOVERNING LAW AND JURISDICTION

18.01 This Guarantee is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Courts.

               IN WITNESS whereof this Guarantee has been duly executed as a deed by the Guarantor the date first above written.

        SEALED with the COMMON SEAL of          )
        CHINA PACIFIC, INC.                     )
        and signed by                                  )
        Thomas Tong                                    )
        its director(s) in the presence of :-   )

                                 PROMISSORY NOTE


Date : December 31, 1998


PRINCIPAL SUM:  HONG KONG DOLLARS SIX MILLION THREE HUNDRED AND FOUR
                THOUSAND AND THREE HUNDRED AND FIFTY ONLY ( HK$6,304,350.00) (`the Principal Sum')

IN FAVOUR OF:   TEAM PLUS ADVERTISING COMPANY LIMITED (`the Company')


        For value received, we China Pacific, Inc. whose correspondence office is situate at Room 1102, 11/F, Wing Shan Tower , 173 Des Vouex Road Central , Hong Kong hereby unconditionally and irrevocably covenant and promise to pay at our correspondence address in Hong Kong three years from the date of this Promissory Note to the Company or order the Principal Sum together with interest calculated at the rate of 5% per annum on the Principal Sum. This promissory Note shall be governed by and construed in accordance with the laws of Hong Kong.


        EXECUTED as a Deed by China Pacific, Inc. on the first above appearing.


SEALED with the Common Seal         )
                                                          )
Of China Pacific, Inc.                      )
                                                          )
And signed by                                      )
Thomas Tong                                        )
                                                          )
its director(s)                                    )
in the presence of :-                              )